EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment to Form S-8 of Pharmaceutical Resources, Inc. of our report dated March 11, 2003 included in the Annual Report on Form 10-K of Pharmaceutical Resources, Inc. and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte and Touche LLP


Parsippany, New Jersey
June 30, 2003